EXHIBIT 99.1





[COMPANY LOGO]                                                     Press Release



            Infowave Announces US$3.0 million Line of Credit Facility

Vancouver, British Columbia - January 8, 2004 - Infowave Software (TSE: IW), a provider of wireless software for mobile operators, corporations and individuals announced today that it has arranged a US$3.0 million line of credit facility.

As a condition to the acquisition of Telispark (details can be found in the press release dated January 8, 2004 Infowave to Acquire Telispark, Creating Industry's Leading Provider of Enterprise Mobile Solutions), Infowave has entered into a line of credit agreement with Gerald Trooien under which Mr. Trooien has agreed to provide a standby line of credit of US$3.0 million until December 31, 2005 to Infowave. The credit facility has been arranged to give Infowave access to additional working capital to carry out its current objectives. Any amounts borrowed under the credit facility will be repayable on December 31, 2005, together with interest at a Canadian Chartered bank's prime rate plus eight per cent. If Infowave arranges alternative equity or debt financing within 150 days, the amount of the credit facility will be reduced by the amount of the additional financing.

As consideration for providing the credit facility, Infowave has issued Mr. Trooien warrants entitling him to acquire a minimum of 7.5 million Infowave common shares, up to a maximum of approximately 18.5 million Infowave common shares. The specific number will be based on the total principal amount of the credit facility which is available to Infowave (after giving effect to any reduction in the credit limit as described above), divided by the exercise price of the warrants. Each warrant entitles Mr. Trooien to purchase one Infowave common share at a price of CDN$0.21 for a period of three years. Mr. Trooien may not exercise any of the warrants until shareholder approval, as described below, has been received.


Mr. Trooien is a significant shareholder and a director of Infowave. Under regulatory requirements, the Credit Facility and the issuance of the warrants is subject to approval



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by  Infowave  shareholders,  other  than  Mr.  Trooien  and his  associates  and affiliates. Infowave shareholders will be asked to approve the credit facility and the issuance of warrants at a special general meeting of shareholders.

Amounts outstanding under the credit facility will be secured by a pledge of the Telispark share acquired by Infowave.

The securities of Infowave to be issued in connection with the credit facility will not be registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of U.S. persons except in certain transactions exempt from the registration requirements of the U.S. Securities Act.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy the securities in any jurisdiction.

About Infowave Software
Infowave (TSE: IW) builds innovative wireless business solutions for mobile operators, corporations and individuals that connect people to the critical information they need to be more productive and competitive. The Infowave Symmetry suite of wireless e-mail solutions enable mobile users to instantly access to their corporate and personal e-mail on a variety of Pocket PC, Smartphone or Palm integrated devices. For mobile operators, Infowave offers the Symmetry Mobile Application Gateway - a wireless services platform that provides mobile operators with the opportunity to capitalize on offering wireless data access to their subscribers. The Infowave Wireless Business Engine provides companies with a single wireless software platform for fast, secure and reliable wireless access to e-mail, the Internet, corporate intranets and client-server applications. For more information, please visit www.infowave.com.

Forward-Looking Statement
This press release contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements in this release



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include a number of risks,  uncertainties and other factors, such as the need to develop, integrate and deploy applications to meet our customer's requirements, the possibility of development or deployment difficulties or delays, the
dependence  on  our  customer's   satisfaction  with  Infowave's  software,  its
continued commitment to the deployment of the solution, the risks involved in developing software solutions and integrating them with third-party software and services and the other risks and uncertainties described in our Form 10-K filed with the United States Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


Contacts:
Investors:
George Reznik
Chief Financial Officer
604.473.3604
greznik@infowave.com

Media:
Donna Montgomery
Director, Marketing
604.473.3600
dmontgomery@infowave.com

Leah Gabriel
Director, Marketing
Telispark
703.247.0553
leah.Gabriel@telispark.com




(C)2004 Infowave Software, Inc. All rights reserved. Infowave and the Infowave logo are trademarks or registered trademarks of Infowave Software, Inc. All other product or service names mentioned herein are the trademarks of their respective owners.